UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2016

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive N.E. Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant’s telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On August 16, 2016, Wolverine World Wide, Inc. (the “Company”) announced the pricing of its offering of $250 million in aggregate principal amount of 5.000% Senior Notes due 2026 in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “144A Offering”). The Company intends to use the net proceeds from the 144A Offering, together with borrowings under its senior credit facility and cash on hand, to fund the redemption of its outstanding 6.125% Senior Notes due 2020, and pay related fees and expenses.

A copy of the press release announcing the 144A Offering is being filed as Exhibit 99.1 herewith.

Item 9.01                   Financial Statements and Exhibits.

(a)         Not applicable.

(b)         Not applicable.

(c)          Not applicable.

(d)         Exhibits:

99.1                        Press release, dated August 16, 2016, announcing the pricing of the 144A Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2016	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Brendan M. Gibbons
Brendan M. Gibbons Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press release, dated August 16, 2016, announcing the pricing of the 144A Offering.